                                                                    EXHIBIT 23.2








                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and the use of our report dated April 30, 1999, in the Registration Statement (Form S-1 No. 333-38716) and related Prospectus of Net Value Holdings, Inc. for the registration of 5,578,904 shares of its common stock.

L J SOLDINGER ASSOCIATES




Arlington Heights, Illinois
June 27, 2000